Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                                                         State or
                                                         Country of
         Name or Organization                            Incorporation
         -------------------------------------------------------------

           AG Investors, Inc.                            Florida

           AGI Technology, Inc.                          Connecticut

           Ney International, Inc.                       U.S. Virgin Islands

           Ney Ultrasonics, Inc.                         Delaware

           The J.M. Ney Company                          Delaware